UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

Effective January 19, 2012, GenMark Diagnostics, Inc., (“GenMark”), through its subsidiary Clinical Micro Sensors, Inc., entered into a Settlement and Release Agreement and Second Amendment to Lease (the “Second Amended Lease”) with The Campus Carlsbad, LLC (“The Campus”). The Second Amended Lease provides for the expansion of the premises currently leased by GenMark (“Expansion Space”) from The Campus and located at 5964 La Place Court, Carlsbad, CA (the “Building”), and for certain improvements in the Expansion Space to be made by both The Campus and GenMark. GenMark is now licensed to use the Expansion Space for warehousing and storage of its personal property. No later than July 1, 2013, GenMark’s lease will extend to both the current space occupied by GenMark in the Building and the Expansion Space. In addition, the Second Amended Lease extends the term of the lease until approximately January 2021. During the term of the Second Amended Lease, GenMark’s monthly installment of base rent and licensing fees ranges from approximately $63,000 to approximately $104,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: January 24, 2012	/s/ Matthew R. Cohen
Matthew R. Cohen
SVP, General Counsel & Corporate Secretary